Exhibit 3.1

AMENDED EIGHTH AMENDED AND RESTATED BYLAWS

OF

PEOPLE’S UNITED FINANCIAL, INC.

ARTICLE I

OFFICES

Section 1.01. Registered Office. The registered office of People’s United Financial, Inc. (the “Corporation”) in the State of Delaware shall be as set forth in the Certificate of Incorporation of the Corporation.

Section 1.02. Principal Place of Business. The principal place of business of the Corporation shall be located in Bridgeport, Connecticut.

Section 1.03. Additional Offices. The Corporation may also have offices and places of business at such other places as the Board of Directors (the “Board”) may from time to time designate or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

Section 2.01. Place of Meetings. Meetings of shareholders of the Corporation shall be held at such place, either within or without the State of Delaware, as may be fixed by the Board and designated in the notice of meeting. If no place is so fixed, such meetings shall be held at the principal place of business of the Corporation. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, shareholders and proxy holders not physically present at a meeting of shareholders may, by means of remote communication (a) participate in a meeting of shareholders and (b) be deemed present in person and vote at a meeting of shareholders that is held at a place designated by the Board.

Section 2.02. Annual Meetings. The annual meeting of shareholders of the Corporation for the election of directors and the transaction of any other business which may properly come before such meeting shall be held each year on a date and at a time to be designated by the Board. The Board may postpone, reschedule or cancel any annual meeting of the shareholders previously scheduled by the Board.

Section 2.03. Special Meetings. Subject to the rights of the holders of any outstanding series of preferred stock of the Corporation, special meetings of shareholders, for any purpose or purposes, may be called at any time only by the Chairman of the Board, the Chief Executive Officer or the President or by resolution of at least three-fourths of the directors then in office. Special meetings shall be held on the date and at the time and place as may be designated by the Board. The Board may postpone, reschedule or cancel any special meeting of the shareholders previously scheduled by the Board. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of meeting.

Effective June 21, 2018

Section 2.04. Notice of Meetings; Adjournment. Except as otherwise required by law, whenever shareholders are required or permitted to take any action at a meeting, written notice stating the place, date and hour of any meeting of shareholders, the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining shareholders entitled to vote at the meeting (if such date is different from the record date for shareholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder of record entitled to vote at such meeting, either personally, electronically or by mail, not less than ten (10) nor more than sixty (60) days before the date of such meeting. If given electronically, such notice must comply with the requirements of Section 232 of the General Corporation Law of the State of Delaware (the “GCL”) and shall be deemed given (a) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (b) if by a posting on an electronic network together with a separate notice to the shareholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the shareholder. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail, with postage thereon prepaid, addressed to the shareholder at his or her address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 2.06. Notice shall be deemed to have been given to all shareholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 233 of the GCL. When any meeting of shareholders, either annual or special, is adjourned to another time or place, no notice of the adjourned meeting need be given, other than an announcement at the meeting at which such adjournment is taken giving the time and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than thirty (30) days, or, if after adjournment, the Board fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record as of the record date for notice of the meeting.

Section 2.05. Waiver of Notice. Notice of any annual or special meeting need not be given to any shareholder who submits a signed waiver of notice of any meeting, in person or by proxy or by his or her duly authorized attorney-in-fact, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, shall constitute a waiver of notice by such shareholder, except where a shareholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.06. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or in order to make a determination of

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shareholders for any other proper purpose, the Board shall fix a date as the record date for any such determination of shareholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board. Such record date in any case shall be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. At the time the Board fixes the record date for determining shareholders entitled to notice of the meeting of shareholders, the Board may set a record date for determining the shareholders entitled to vote at an annual or special meeting which is later than the record date for determining the shareholders entitled to notice of such meeting. When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section 2.06, such determination shall, unless otherwise provided by the Board, also apply to any adjournment thereof. If no record date is fixed, (a) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which the notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (b) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 2.07. Quorum. The presence of the holders of record of a majority in voting power of the outstanding shares of stock entitled to vote at a meeting, represented in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of shareholders, except as otherwise provided by law, these Bylaws or the Certificate of Incorporation. In the absence of a quorum, the chairman of the meeting or the shareholders so present, by a majority of the number of votes so represented, may adjourn the meeting from time to time without further notice, except as required by the GCL. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called. When a quorum is once present to organize a meeting of shareholders, such quorum is not broken by the subsequent withdrawal of any shareholders.

Section 2.08. Conduct of Meetings. The Chairman of the Board or, if he shall be absent or otherwise unable to serve, the Chief Executive Officer or the President shall serve as chairman at all meetings of the shareholders or, if the Chief Executive Officer and the President are absent or otherwise unable to so serve, the Lead Director shall serve as chairman. If the Lead Director is absent or otherwise unable to so serve, such other person as shall be appointed by a majority of the entire Board shall serve as chairman at any meeting of shareholders. The Secretary or, in his or her absence, such other person as the chairman of the meeting shall appoint, shall serve as secretary of the meeting. The chairman of the meeting shall have the authority and discretion to establish reasonable procedural rules for the conduct of such meetings, including such regulation of the manner of voting and the conduct of discussion as he or she shall deem appropriate, including limitations on attendance at or participation in the meeting to shareholders

Effective June 21, 2018

entitled to vote thereat and their proxies or such other persons as the chairman of the meeting shall determine, and limitations on the time allotted to questions or comments by participants. The chairman of the meeting shall also have the authority to convene and to recess and/or adjourn the meeting from time to time and from place to place as he or she may deem necessary or appropriate and in the best interests of the Corporation and to do all such acts as are, in the judgment of the chairman, appropriate for the proper and orderly conduct of the meeting. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that any matter or business was not properly brought before the meeting in accordance with the provisions hereof, and, if the chairman should so determine, the chairman shall declare to the meeting that such matter or business was not properly brought before the meeting and shall not be considered. Unless and to the extent determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.09. Voting. Except for the election of directors, at all meetings of shareholders where a quorum is present, all matters shall, unless a different minimum vote is required by the Certificate of Incorporation, these Bylaws, the rules and regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities in which case such different or minimum vote shall be the applicable vote on the matter, be determined by the affirmative vote of the holders of a majority in voting power eligible to be cast by the holders of the outstanding shares of capital stock of the Corporation present and entitled to vote thereat.

A nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which (i) the Secretary of the Corporation receives a notice that a shareholder has nominated a person for election to the Board in compliance with the advance notice provisions for shareholder nominees for director set forth in Section 5.06 of the Certificate of Incorporation and in Section 2.12 or Section 2.15 of these Bylaws, as applicable, and (ii) such nomination has not been withdrawn by such shareholder on or before the record date for such meeting. If directors are to be elected by a plurality of the votes cast, shareholders shall not be permitted to vote against a nominee.

For purposes of this Section 2.09, a broker non-vote or an abstention will not count as a vote “for” or “against” a director’s election or any other matter and will not be counted as shares present and entitled to vote at the meeting.

Section 2.10. Proxies. Each shareholder entitled to vote at any meeting may vote either in person or by proxy. Unless otherwise specified in the Certificate of Incorporation or in a resolution, or resolutions, of the Board providing for the issuance of preferred stock, each shareholder entitled to vote shall be entitled to one vote for each

Effective June 21, 2018

share of capital stock registered in his or her name on the transfer books or records of the Corporation. Each shareholder entitled to vote may authorize another person or persons to act for him or her by proxy. All proxies shall be authorized by written instrument, signed by the shareholder or by his or her attorney-in-fact, or by electronic transmission as permitted by law; provided, that such electronic transmission either sets forth or is submitted with information from which it can be determined that such electronic transmission was authorized by such shareholder. All proxies shall be filed with the Secretary before being voted. No proxy shall be valid after three (3) years from the date of its execution unless otherwise provided in the proxy. The attendance at any meeting by a shareholder who shall have previously given a proxy applicable thereto shall not, as such, have the effect of revoking the proxy. The Corporation may treat any duly executed proxy as not revoked and in full force and effect until it receives a duly executed instrument revoking it, or a duly executed proxy bearing a later date.

Section 2.11. Inspectors of Election. In advance of any meeting of shareholders, the Board shall, to the extent required by applicable law, appoint one or more persons, other than officers, directors or nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of the meeting shall make such appointment at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act at the meeting, the vacancy so created may be filled by appointment by the Board in advance of the meeting or at the meeting by the chairman of the meeting. The duties of the inspectors of election shall include determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, receiving votes, ballots or consents, hearing and deciding all challenges and questions arising in connection with the right to vote, counting and tabulating all votes, ballots or consents, determining the results and doing such acts as are proper to the conduct of the election or the vote with fairness to all shareholders. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them. Each inspector shall be entitled to a reasonable compensation for his or her services, to be paid by the Corporation.

Section 2.12. Procedure for Nominations. Only persons who are nominated in accordance with the procedures set forth in Section 5.06 of the Certificate of Incorporation (and, in the case of a nomination submitted by a shareholder, in accordance with the provisions of this Section 2.12 or Section 2.15, as applicable) shall be eligible for election as directors. Subject to the provisions hereof or thereof, the committee appointed by the Board with authority to exercise the powers of a nominating committee (the “Nominating Committee”) shall select, and recommend to the Board for its approval, nominees for election as directors. No nominations for directors except those made by the Nominating Committee and approved by the Board shall be voted upon at the annual meeting of shareholders, unless other nominations by shareholders are made in accordance with the provisions of Section 5.06 of the Certificate of Incorporation, this Section 2.12 or Section 2.15 of these Bylaws, as applicable. In the event the Board has not appointed a Nominating Committee, the Board shall exercise the powers and fulfill the duties described in this Section 2.12 that would otherwise be exercised and fulfilled by such committee.

Effective June 21, 2018

The written notice of a shareholder’s intent to make a nomination pursuant to the provisions of Section 5.06 of the Certificate of Incorporation and this Section 2.12 or Section 2.15 of these Bylaws shall include, in addition to the information required by such sections, (a) the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (b) the class and number of shares of the Corporation which are owned of record by the shareholder and the beneficial owner, if any, and the dates upon which he or she acquired such shares, (c) the identification of any person employed, retained or to be compensated by the shareholder making the nomination or the beneficial owner, if any, or any other person acting on his or her behalf, to make solicitations or recommendations to shareholders for the purpose of assisting in the election of such nominee, and a brief description of the terms of such employment, retainer or arrangement for compensation, (d) a description of any agreement, arrangement or understanding with respect to the nomination and/or the voting of any shares of the Corporation between or among the shareholder giving notice, the beneficial owner, if any, on whose behalf the nomination is made, any of their respective affiliates or associates and/or others acting in concert with any of the foregoing (collectively, “proponent persons”), (e) a description of any agreement, arrangement and/or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has or have been entered into as of the date of the shareholder’s notice by, or on behalf of, such proponent person, whether or not such instrument or right shall be subject to settlement in underlying shares of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such proponent person, if any, with respect to securities of the Corporation or otherwise transfer to or from any proponent persons, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (f) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination, (g) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect such nominee and/or (2) otherwise solicit proxies from shareholders in support of such nomination, and (h) a statement whether the person to be nominated, if elected, (i) would not require advance approval or the obtaining of an interlock waiver pursuant to federal or state antitrust laws or the rules or regulations of the Board of Governors of the Federal Reserve System or the Officer of the Comptroller of the Currency (as determined by the Board in good faith) and (ii) intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board, in accordance with the Corporation’s Board Policy on Director Elections.

Effective June 21, 2018

A shareholder providing notice of a proposed nomination pursuant to Section 5.06 of the Certificate of Incorporation, this Section 2.12 or Section 2.15 of these Bylaws shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the shareholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the shareholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary not later than five (5) days after the record date for determining the shareholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the shareholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the shareholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior the date of the meeting or any adjournment or postponement thereof).

Section 2.13. Substitution of Nominees. Except as otherwise provided in these Bylaws, in the event that a person validly designated as a nominee in accordance with Section 5.06 of the Certificate of Incorporation shall thereafter become unwilling or unable to stand for election to the Board, the Board, upon recommendation by the Nominating Committee (if such a committee has been appointed), may designate a substitute nominee upon delivery, not fewer than five (5) days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substituted nominee.

Section 2.14. New Business. Any new business may be taken up at the annual meeting only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 2.04, (ii) by or at the direction of the Board or any authorized committee thereof, or (iii) by any shareholder of the Corporation who complies with the following provisions.

For a proposal (other than a nomination of directors) to be properly brought before an annual meeting by a shareholder, the shareholder must be a shareholder of record and have given timely notice thereof in writing to the Secretary and such proposed business must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor

Effective June 21, 2018

earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first given to shareholders. For purposes of this Section 2.14, notice shall be deemed to first be given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, as amended. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period or extend any time period for the giving of notice by a shareholder. A shareholder’s notice to the Secretary shall set forth as to the matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions to be proposed for consideration and, in the event such business includes a proposal to amend the Bylaws, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (b) the name and address of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made; (c) the class or series and number of shares of the Corporation which are owned of record or beneficially by the shareholder and the beneficial owner, if different, and the dates upon which he or she acquired such shares; (d) the identification of any person employed, retained, or to be compensated by the shareholder submitting the proposal or the beneficial owner, if any, or any person acting on his or her behalf, to make solicitations or recommendations to shareholders for the purpose of assisting in the passage of such proposal, and a brief description of the terms of such employment, retainer or arrangement for compensation; (e) a description of any agreement, arrangement or understanding with respect to the proposal and/or the voting of any shares of the Corporation between or among the shareholder giving the notice, the beneficial owner, if any, on whose behalf the proposal is made, or any other proponent persons, (f) a description of any agreement, arrangement and/or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has or have been entered into as of the date of the shareholder’s notice by, or on behalf of, such proponent person, whether or not such instrument or right shall be subject to settlement in underlying shares of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such proponent person, with respect to securities of the Corporation or otherwise transfer to or from any proponent persons, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (g) a

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representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such new business; (h) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise solicit proxies from shareholders in support of such proposal; and (i) all such other information regarding such proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission or required to be delivered to the Corporation pursuant to the proxy rules of the Securities and Exchange Commission (whether or not the Corporation is then subject to such rules). This provision shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the Board or the management of the Corporation, but in connection with such reports, no new business shall be acted upon at such annual meeting except as herein expressly provided. A shareholder providing notice of business proposed to be brought before a meeting pursuant to this Section 2.14 shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the shareholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the shareholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary not later than five (5) days after the record date for determining the shareholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the shareholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the shareholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior the date of the meeting or any adjournment or postponement thereof).

This provision shall not constitute a waiver of any right of the Corporation under the proxy rules of the Securities and Exchange Commission or any other rule or regulation to omit a shareholder’s proposal from the Corporation’s proxy materials.

Section 2.15. Shareholder Nominations Included in the Corporation’s Proxy Materials.

(a) Inclusion of Nominees in Proxy Statement. To the extent permitted by applicable law and Section 5.06 of the Certificate of Incorporation, subject to the provisions of this Section 2.15, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of shareholders:

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(i) the name(s) of any person(s) nominated for election (the “Nominee(s)”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Holder (as defined below) or group of up to 20 Eligible Holders that has (individually or, in the case of a group, collectively) satisfied, as determined by the Board, all applicable conditions and complied with all applicable procedures set forth in this Section 2.15 (such Eligible Holder or group of Eligible Holders being a “Nominating Shareholder”);

(ii) disclosure about each Nominee and the Nominating Shareholder required to be included in the proxy statement under the rules of the Securities and Exchange Commission, the listing standards of the primary stock exchange on which the Corporation’s shares of common stock are traded or any other applicable law, rule or regulation;

(iii) if the Nominating Shareholder so elects, a statement by the Nominating Shareholder in support of the election of the Nominee(s) to the Board (subject, without limitation, to Section 2.15(e)(ii)), provided that such statement does not exceed 500 words and fully complies with Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder, including Rule 14a-9 (or any successor rules) (the “Statement”); and

(iv) any other information that the Corporation or the Board determines, in its discretion, to include in the proxy statement relating to the nomination of the Nominee(s), including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Section 2.15, and any solicitation materials or related information with respect to the Nominee.

For purposes of this Section 2.15, any determination to be made by the Board may be made by the Board, a committee of the Board or any officer of the Corporation designated by the Board or a committee of the Board, and any such determination shall be final and binding on the Corporation, any Eligible Holder, any Nominating Shareholder, any Nominee and any other person so long as made in good faith (without any further requirements). The chairman of any annual meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Nominee has been nominated in accordance with the requirements of this Section 2.15 and, if not so nominated, shall direct and declare at the meeting that such Nominee shall not be considered.

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(b) Maximum Number of Nominees.

(i) The maximum number of Nominees that may be included in the Corporation’s proxy statement for an annual meeting of shareholders pursuant to this Section 2.15 shall not exceed the greater of (A) two and (B) 20% of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 2.15 (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by the sum of (1) the number of Nominees who are subsequently withdrawn or declared ineligible; (2) the number of Nominees that the Board itself decides to nominate for election at such annual meeting; and (3) the number of persons that the Board nominates for re-election who were previously elected to the Board based on a nomination made pursuant to this Section 2.15 at one of the previous two annual meetings. In the event that one or more vacancies for any reason occurs on the Board after the deadline set forth in Section 2.15(d) but before the date of the annual meeting, and the Board resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(ii) Any Nominating Shareholder submitting more than one Nominee for inclusion in the Corporation’s proxy statement pursuant to this Section 2.15 shall rank in its Nomination Notice such Nominees based on the order that the Nominating Shareholder desires such Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Nominees submitted by Nominating Shareholders pursuant to this Section 2.15 exceeds the Maximum Number. If the number of Nominees pursuant to this Section 2.15 for any annual meeting of shareholders exceeds the Maximum Number, then the highest ranking Nominee from each Nominating Shareholder will be selected for inclusion in the Corporation’s proxy statement, beginning with the Nominating Shareholder with the largest number of shares disclosed as owned in its respective Nomination Notice and proceeding through each Nominating Shareholder in descending order of ownership, until the Maximum Number is reached, with the process repeated if the Maximum Number is not reached after each Nominating Shareholder has selected one Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 2.15(d), a Nominating Shareholder becomes ineligible or withdraws its nomination or a Nominee becomes ineligible or becomes unwilling or unable to serve on the Board, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation: (A) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement nominee proposed by the Nominating Shareholder or by any other Nominating Shareholder and (B) may otherwise communicate to its shareholders, including, without limitation, by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

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(c) Eligibility of Nominating Shareholder.

(i) An “Eligible Holder” is a person who either: (A) is a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section 2.15(c) continuously for the three-year period specified in Subsection (ii) below; or (B) provides to the Secretary, within the time period referred to in Section 2.15(d), evidence of continuous ownership of such shares for such three-year period from the shareholder of record of such shares and from each intermediary through which such shares are or have been held during the requisite three-year period in a form that the Board determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule). Notwithstanding the foregoing, any Eligible Holder (including each fund that is a member of a group of funds as described in Section 2.15(c)(ii) and/or beneficial owner whose stock ownership has been counted for the purposes of qualifying as a Nominating Shareholder) who nominates a Nominee that is elected to the Board shall not be permitted to utilize the provisions set forth in this Section 2.15 during the following two annual meetings after such Nominee is elected to the Board.

(ii) An Eligible Holder or group of up to 20 Eligible Holders may submit a nomination in accordance with this Section 2.15 only if such Eligible Holder or group of Eligible Holders (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number of such shares through the date of the annual meeting. Two or more funds that are: (A) under common management and investment control; (B) under common management and funded primarily by the same employer or by a group of related employers that are under common control; or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Board that demonstrates satisfaction of any of the foregoing criteria. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations applicable to an individual Eligible Holder that are set forth in this Section 2.15, including the minimum holding period, shall apply to each member of such group; provided, however, that the requirement to own at least the Minimum Number of shares of the Corporation’s common stock shall apply to the ownership of the group in the aggregate. Should any shareholder cease to satisfy the eligibility requirements in this Section 2.15, as determined by the Board, or withdraw from a group of Eligible Holders at any time prior to the annual meeting of shareholders, the group of Eligible Shareholders shall only be deemed to own the shares held by the remaining members of the group. As used in this Section 2.15, any reference to a “group” or “group of Eligible Holders” refers to any Nominating Shareholder that consists of more than one Eligible Holder and to all of the Eligible Holders that make up such Nominating Shareholder.

(iii) The “Minimum Number” of shares of the Corporation’s common stock means 3% of the number of outstanding shares of common stock as of the most recent date for which such amount is disclosed in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice.

Effective June 21, 2018

(iv) For purposes of this Section 2.15, an Eligible Holder “owns” only those outstanding shares of the Corporation as to which the Eligible Holder possesses both: (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, however, that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) purchased or sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed; (2) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person; or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates.

An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares, provided that the Eligible Holder has the power to recall such loaned shares on not more than five business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board.

(v) No Eligible Holder shall be permitted to be in more than one group constituting a Nominating Shareholder, and if any Eligible Holder appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice.

(d) Nomination Notice. To nominate a Nominee (or Nominees), the Nominating Shareholder must submit the notice of nomination, including all information and documents required by this Section 2.15 (the “Nomination Notice”), in a timely manner.

Effective June 21, 2018

To be timely, the Nomination Notice must be received by the Secretary at the principal executive office of the Corporation no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of shareholders; provided, however, that if (and only if) the annual meeting of shareholders is to be held more than 30 days before or 70 days after the first anniversary of the date of the preceding year’s annual meeting of shareholders, the information must be so received not earlier than 120 days prior to such annual meeting and not later than the close of business on (x) the 90th day before such annual meeting or (y) if later, within 10 days after the first public announcement of the date of such annual meeting; provided further, that in no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the receipt of the information required by this Section 2.15(d). The Nomination Notice shall include, in addition to all other documents and information required by this Section 2.15, the following:

(i) A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Shareholder as applicable, in accordance with rules promulgated by the Securities and Exchange Commission;

(ii) A written notice of the nomination of such Nominee(s) that includes the following additional information, agreements, representations and warranties by the Nominating Shareholder (including each group member):

(A) the information required with respect to the nomination of directors pursuant to Section 5.06 of the Certificate of Incorporation and Section 2.12 of these Bylaws;

(B) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it had existed on the date of submission of the Schedule 14N;

(C) a representation and warranty that the Nominating Shareholder acquired the securities of the Corporation in the ordinary course of business and did not acquire, and does not presently hold, securities of the Corporation for the purpose or with the intent of influencing or changing control of the Corporation;

(D) a representation and warranty that the Nominating Shareholder has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Nominee(s) being nominated pursuant to this Section 2.15;

(E) a representation and warranty that each Nominee’s candidacy or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s shares of common stock are traded;

Effective June 21, 2018

(F) a representation and warranty that each Nominee:

(1) does not have any direct or indirect relationship with the Corporation that will cause the Nominee to be deemed not independent pursuant to the Corporation’s Corporate Governance Principles as most recently published on its website and otherwise qualifies as independent under the rules of the primary stock exchange on which the Corporation’s shares of common stock are traded;

(2) meets the audit committee independence requirements under the rules of the primary stock exchange on which the Corporation’s shares of common stock are traded;

(3) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule);

(4) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision);

(5) is independent for the purposes of the requirements under the FDIC Improvement Act, as amended (or any successor provision), related to the designation as an “outside director”;

(6) meets the director qualifications set forth in Section 2.15(d); and

(7) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the applicable Nominee;

(G) one or more written statements from the shareholder of record of the Minimum Number of shares, and from each intermediary through which such shares are or have been held during the requisite three year holding period, verifying that, as of a date within seven days prior to the date the Nomination Notice is received by the Secretary, the Nominating Shareholder owns, and has owned continuously for the preceding three years, the Minimum Number of shares, and the Nominating Shareholder’s agreement to provide (1) within seven days after the record date for the applicable annual meeting, written statements from the record holder and intermediaries verifying the Nominating Shareholder’s continuous ownership of the Minimum Number of Shares through the record date, and (2) immediate notice if the Nominating Shareholder ceases to own any of such shares prior to the date of the applicable annual meeting;

Effective June 21, 2018

(H) a representation and warranty that the Nominating Shareholder intends to continue to satisfy the eligibility requirements described in Section 2.15(c) through the date of the annual meeting;

(I) details of any position of any Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice;

(J) a representation and warranty that the Nominating Shareholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Rule 14a-1(l)(2)(iv) under the Exchange Act) (or any successor rules) with respect to the annual meeting, other than with respect to the Nominee(s) or any nominee of the Board;

(K) a representation and warranty that the Nominating Shareholder will not use any proxy card other than the Corporation’s proxy card in soliciting shareholders in connection with the election its Nominee(s) at the annual meeting;

(L) if desired, a Statement in support of the election of the Nominee(s); and

(M) in the case of a nomination by a group, the designation by all Eligible Holders included in the group of one such Eligible Holder (the “Designated Lead Group Member”) that is authorized to act on behalf of all Eligible Holders included in the group with respect to matters relating to the nomination, including withdrawal of the nomination;

(iii) An executed agreement, in a form deemed satisfactory by the Board, pursuant to which the Nominating Shareholder (including each group member, if applicable) agrees:

(A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election of its Nominee(s);

(B) to file any written solicitation or other communication with the Corporation’s shareholders relating to one or more of the Corporation’s directors or director nominees or any Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(C) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Shareholder or any of its Nominees with the Corporation, its shareholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice;

Effective June 21, 2018

(D) to indemnify and hold harmless (in the case of a nomination by a group, jointly and severally with all other Eligible Holders in such group) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Shareholder or any of its Nominees to comply with, or any breach or alleged breach of, its respective obligations, agreements or representations under this Section 2.15;

(E) in the event that any information included in the Nomination Notice, or in any other communication by the Nominating Shareholder (including with respect to any group member or any of its Nominees) or any of their respective agents or representatives, with the Corporation, its shareholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), or that the Nominating Shareholder (including any Eligible Holder included in a group) has failed to continue to satisfy the eligibility requirements described in Section 2.15(c), to promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) notify the Corporation and any other recipient of such communication (together with the information required to correct the misstatement or omission); and

(iv) An executed agreement, in a form deemed satisfactory by the Board, by each Nominee:

(A) to provide to the Corporation such other information, including completion of the Corporation’s director questionnaire, as it may reasonably request;

(B) that the Nominee has read and agrees, if elected, to serve as a member of the Board, to adhere to the Corporation’s Corporate Governance Guidelines and Code of Conduct and any other Corporation policies and guidelines applicable to directors; and

(C) that the Nominee is not and will not become a party to: (1) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation in connection with his or her nomination, service or action as a director that has not been disclosed to the Corporation; (2) any agreement, arrangement or understanding with any person as to how such Nominee, if elected as a director of the Corporation, will act or vote on any issue or question to be decided by

Effective June 21, 2018

the Board or that otherwise relates to the Corporation or the Nominee’s service on the Board (a “Voting Commitment”) that has not been disclosed to the Corporation or (3) any Voting Commitment that could reasonably be expected to limit or interfere with the Nominee’s ability to comply, if elected as a director, with his or her fiduciary duties under applicable law.

The information and documents required by this Section 2.15(d) shall be provided with respect to and executed by each Eligible Holder, in the case of information applicable to group members, and provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item), in the case of a Nominating Shareholder or Eligible Holder that is an entity and is included in a group. The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 2.15(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary.

(e) Exceptions.

(i) Notwithstanding anything to the contrary contained in this Section 2.15, the Corporation may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Nominating Shareholder’s Statement) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Shareholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Nominee, if:

(A) the Corporation receives a notice pursuant to Section 2.12 of these Bylaws that a shareholder intends to nominate a candidate for director at the annual meeting;

(B) if any director then in office was previously nominated by a shareholder pursuant to Section 2.12 of these Bylaws at one of the previous two annual meetings of shareholders;

(C) the Nominating Shareholder is engaging or has engaged in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Rule 14a-1(l)(2)(iv) under the Exchange Act) (or any successor rules) in support of the election of any individual as a director at the applicable annual meeting of shareholders other than a nominee of the Board and other than as permitted by this Section 2.15;

(D) the Nominating Shareholder or the Designated Lead Group Member, as applicable, or any qualified representative thereof, does not appear at the meeting of shareholders to present the nomination submitted pursuant to this Section 2.15 or the Nominating Shareholder withdraws its nomination;

Effective June 21, 2018

(E) the Board determines that such Nominee’s nomination or election to the Board would result in the Corporation’s violating or failing to be in compliance with these Bylaws, the Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s shares of common stock are traded;

(F) (1) the Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; (2) the Nominee’s election as a member of the Board would cause the Corporation to seek, or assist in the seeking of, advance approval or to obtain, or assist in the obtaining of, an interlock waiver pursuant to the rules or regulations of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency or the Federal Energy Regulatory Commission; or (3) the Nominee is a director, trustee, officer or employee with management functions for any depository institution, depository institution holding company or entity that has been designated as a Systemically Important Financial Institution, each as defined in the Depository Institution Management Interlocks Act; provided, however, that this clause (3) shall apply only if and so long as the Corporation is subject to compliance with Section 164 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (or any successor provision thereto);

(G) the Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten years; or

(H) the Corporation is notified, or the Board determines, that a Nominating Shareholder has failed to continue to satisfy the eligibility requirements described in Section 2.15(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the Nominee becomes unwilling or unable to serve on the Board, or the Nominee or Nominating Shareholder materially violates or breaches any of their respective obligations, agreements, representations or warranties under this Section 2.15.

(ii) Notwithstanding anything to the contrary contained in this Section 2.15, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Statement(s) in support of the Nominee(s) included in the Nomination Notice, if the Board determines that:

(A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; or

Effective June 21, 2018

(B) the inclusion of such information in the proxy statement would otherwise violate the proxy rules promulgated by the Securities and Exchange Commission or any other applicable law, rule or regulation.

The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Nominee.

ARTICLE III

SHARES AND THEIR TRANSFER

Section 3.01. Certificates of Stock. Shares of the Corporation may but need not be represented by certificates. Upon request every holder of uncertificated shares shall be entitled to have a certificate. When shares are represented by certificates, the Corporation shall issue such certificates in such form as shall be required by the GCL and as determined by the Board to every shareholder for the fully paid shares owned by such shareholder. Each certificate shall state the registered holder’s name and the number and class of shares and shall be signed by any two authorized officers of the Corporation including, without limitation, the Chairman, the Chief Executive Officer, the President, the Secretary, or any Assistant Secretary, and may, but need not, bear the seal of the Corporation or a facsimile thereof. Any or all of the signatures on the certificates may be facsimiles. In case the Chairman or any officer or officers or any transfer agent or registrar who shall have signed any such certificate shall cease to serve in such capacity with the Corporation, whether because of death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to serve in such capacity with the Corporation.

Section 3.02. Book Entry Shares. The Board may by resolution provide for the issuance of shares of its capital stock in book-entry (uncertificated) form. In such event, all references in these Bylaws to the delivery of stock certificates shall be inapplicable. The Corporation’s Transfer Agent shall keep appropriate records indicating the number of shares of capital stock owned by each person to whom shares are issued, any restrictions applicable to such shares of capital stock and the duration thereof, and other relevant information. Upon expiration of any applicable restrictions for any reason, the Transfer Agent shall effect delivery of such shares of capital stock by adjusting its records to reflect the expiration of such restrictions, and by notifying the person in whose name such shares were issued that such restrictions have lapsed.

Section 3.03. Transfer Agent and Registrar. The Board shall have the power to appoint one or more Transfer Agents and Registrars for the transfer and registration of shares of stock of any class and may require that stock certificates be countersigned and registered by one or more of such Transfer Agents and Registrars.

Effective June 21, 2018

Section 3.04. Registration and Transfer of Shares. Subject to the provisions of the Certificate of Incorporation, the name of each person owning shares of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him or her, and for shares held in certificated form, the numbers of the certificates representing such shares and the dates of issue of such certificates. Subject to the provisions of the Certificate of Incorporation and applicable law, the shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, with such guarantee or proof of the authenticity of the signature as the Corporation or its agents may reasonably require and with proper evidence of payment of any applicable transfer taxes. In the case of book entry shares, compliance with applicable law and applicable transfer procedures prescribed by the Transfer Agent shall suffice in lieu of the surrender of stock certificates. Subject to the provisions of the Certificate of Incorporation, a record shall be made of each transfer.

Section 3.05. Lost, Destroyed and Mutilated Certificates. The holder of any shares of stock of the Corporation held in certificated form shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates representing such shares. The Corporation may issue, or cause to be issued, a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed upon evidence satisfactory to the Corporation of the loss, theft or destruction of the certificate and, in the case of mutilation, the surrender of the mutilated certificate. The Corporation may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his or her legal representatives, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate and the issuance of such new certificate, or may refer such owner to such remedy or remedies as he or she may have under the laws of the State of Delaware.

Section 3.06. Holder of Record. Subject to the provisions of the Certificate of Incorporation, the Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

ARTICLE IV

BOARD OF DIRECTORS

Section 4.01. Responsibilities; Number of Directors. The business and affairs of the Corporation shall be under the direction of the Board. The Board shall consist of not less than five (5) nor more than fifteen (15) directors (other than directors elected by the holders of shares of any series of preferred stock). Within the foregoing limits, the number of directors shall be determined only by resolution of the Board.

Effective June 21, 2018

Section 4.02. Qualifications. Each director shall be at least eighteen (18) years of age. No director shall be or become affiliated with any other depository institution while a member of the Board if such affiliation would violate the Depository Institution Management Interlocks Act, any regulation promulgated thereunder, or any other applicable law or regulation.

Section 4.03. Chairman. The Board shall, at each annual meeting, elect a Chairman. The Board may designate the Chairman of the Board as an executive or non-executive chairman The Chairman of the Board shall perform such duties as the Board may from time to time assign to him or her, including but not limited to presiding at all meetings of the Board. The Chairman of the Board shall also have such powers and duties as are generally incident to the position of a chairman of the board.

Section 4.04. Lead Director. When the positions of Chairman of the Board and Chief Executive Officer are held by the same person, the independent members of the Board shall appoint from among the independent members of the Board a Lead Director, who shall perform such duties as may be assigned to him or her from time to time by the Board.

Section 4.05. Regular and Annual Meetings. An annual meeting of the Board for the election of officers shall be held, without notice other than these Bylaws, immediately after, and at the same place as, the annual meeting of the shareholders, or at such other time or place as the Board may fix by resolution. The Board may provide, by resolution, the time and place for the holding of regular meetings of the Board without notice other than such resolution.

Section 4.06. Special Meetings. Special meetings of the Board may be called for any purpose at any time by or at the request of the Chairman or the Lead Director, if there be one. Special meetings of the Board shall also be called by the Secretary upon the written request, stating the purpose or purposes of the meeting, of at least sixty percent (60%) of the directors then in office, but in any event not fewer than five (5) directors. The persons authorized to call special meetings of the Board shall give notice of such meetings in the manner prescribed by these Bylaws and may fix any place, within or without the Corporation’s regular business area, as the place for holding any special meeting of the Board called by such persons. Unless otherwise indicated in the notice of a special meeting, any and all business may be transacted at a special meeting.

Section 4.07. Notice of Meetings; Waiver of Notice. Except as otherwise provided in Section 4.06, notice of each special meeting shall be mailed or otherwise given to each director at least two (2) business days before the day of the meeting to his or her address shown in the records of the Corporation, or at least 24 hours before the meeting if sent by electronic transmission or given orally. Such notice shall be deemed given when sent or given to any mail or courier service or electronic transmission or given orally. Any director may waive notice of any meeting by submitting a waiver of

Effective June 21, 2018

notice in writing or by electronic transmission to the Secretary, whether before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 4.08. Conduct of Meetings. Meetings of the Board shall be presided over by the Chairman or such other director as the Chairman shall designate. If the Chairman is absent or otherwise unable to preside over the meeting or does not designate another director to preside over such meeting, the presiding officer shall be the Lead Director, if there be one. If no director has been appointed as Lead Director, or if the Lead Director is absent or otherwise unable to preside over the meeting, the presiding person shall be such other person as shall be appointed by a majority of the Board. The Secretary or, in his absence, a person appointed by the Chairman (or other presiding person), shall act as secretary of the meeting. The Chairman (or other person presiding) shall conduct all meetings of the Board and shall have the authority and discretion to establish reasonable procedural rules for the conduct of Board meetings and to adjourn Board meetings.

Section 4.09. Quorum and Voting Requirements. A quorum at any meeting of the Board shall consist of not less than a majority of the directors then in office or such greater number as shall be required by law, these Bylaws or the Certificate of Incorporation, but not less than one-third (1/3) of the total number of directors previously fixed by resolution of the Board. If less than a required quorum is present, the Chairman or a majority of those directors present may adjourn the meeting to another time and place without further notice. At such adjourned meeting at which a quorum shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a majority vote of the directors present at a meeting, if a quorum is present, shall constitute an act of the Board.

Section 4.10. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

Section 4.11. Participation Other Than In Person. Members of the Board or any committee thereof may participate in a Board or committee meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 4.11 shall constitute presence in person at the meeting.

Effective June 21, 2018

Section 4.12. Vacancies. To the extent not inconsistent with the Certificate of Incorporation and subject to the limitations prescribed by law and the rights of holders of any series of preferred stock, vacancies on the Board of Directors, including vacancies created by newly created directorships resulting from an increase in the number of directors, shall be filled only by a vote of a majority of the directors then holding office, whether or not a quorum. Subject to the rights of holders of any series of preferred stock, any director so elected shall serve until the next annual meeting of shareholders and his or her successor shall be elected and qualified.

Section 4.13. Compensation. The Board may provide for the compensation of directors for their services in such form or forms and in such amount as the Board may determine.

Section 4.14. Amendments Concerning the Board. The number and other restrictions and qualifications for directors of the Corporation as set forth in these Bylaws may be altered only by a vote, in addition to any vote required by law, of two-thirds of the entire Board or by the affirmative vote of the holders of record of not less than two thirds (66.67%) of the total votes eligible to be cast by holders of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors at a meeting of the shareholders called for that purpose.

ARTICLE V

COMMITTEES

Section 5.01. Executive Committee. An Executive Committee of the Board (consisting of one or more of the directors of the Corporation) may be appointed by Board resolution. If appointed, the Executive Committee shall, to the extent not inconsistent with law, these Bylaws, the Certificate of Incorporation or resolutions adopted by the Board, exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation in the intervals between the meetings of the Board. The Executive Committee shall operate pursuant to a charter approved by the Executive Committee and the entire Board. If an Executive Committee is appointed, it may subsequently be eliminated by resolution adopted by the Board.

Section 5.02. Other Committees. The Board may by resolution appoint such other committees (including, but not limited to, one or more committees authorized to exercise the powers of an audit committee, a compensation committee, and a nominating committee), as from time to time it may deem necessary or appropriate for the conduct of the business of the Corporation. Each such committee shall consist of one or more of the directors of the Corporation and shall exercise such powers as may be assigned by the Board to the extent not inconsistent with law, these Bylaws, the Certificate of Incorporation or resolutions adopted by the Board. The Board shall have the power at any time to fill vacancies in or to change the membership of any such committee by resolution adopted by the Board. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any absent or disqualified members. Any committee so appointed may subsequently be eliminated by resolution adopted by the Board.

Effective June 21, 2018

ARTICLE VI

OFFICERS

Section 6.01. Designation of Officers. The officers of the Corporation shall be (a) a Chief Executive Officer, a President, a Treasurer, a Secretary, and, from time to time, one or more Senior Executive Vice Presidents, each of whom shall be elected by the Board and (b) such other officers as may from time to time be elected by the Board or appointed by the Chief Executive Officer or President. The other officers may include a Chief Accounting Officer, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more First Vice Presidents, one or more Vice Presidents, and one or more Assistant Secretaries.

The election of such officers shall be made only by a vote of a majority of the entire Board. If such election is not held at the annual meeting of the Board, such officers may be so elected anytime thereafter. Each person elected shall have such authority, bear such title and perform such duties as may be provided in these Bylaws and as the Board may prescribe from time to time. Any vacancy occurring in any elected office of the Corporation may be filled by a vote of the majority of the entire Board. Notwithstanding the foregoing, any vacancy occurring in any office appointed by the Chief Executive Officer may be filled by the Chief Executive Officer, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer. All officers elected or appointed by the Board shall assume their duties immediately upon their election and shall hold office at the pleasure of the Board.

The Corporation shall have such other officers, assistant officers and agents as may be deemed necessary and appointed by the Board of Directors or the Chief Executive Officer or as may be chosen in such other manner as may be prescribed or permitted by these Bylaws, as amended from time to time.

Any number of offices may be held by the same person except that no person shall simultaneously hold the offices of President and Secretary.

Section 6.02. Term of Office and Removal. Each officer shall serve until his or her successor is duly elected or appointed and qualified, the office is abolished or he or she is removed, or until his or her earlier death, resignation, retirement, or disqualification. Any officer may be removed by the Board, with or without cause, by a vote of a majority of the entire Board. In addition, no person shall continue to serve as an officer of the Corporation following the time at which he or she is no longer employed by the Corporation or its principal banking subsidiary, or by any of their respective affiliates.

Section 6.03. Chief Executive Officer. The Chief Executive Officer shall be so designated by the Board and may also hold the title of President. The Chief Executive Officer of the Corporation, subject to the direction of the Board, shall be responsible for assuring that the policy decisions of the Board are implemented as formulated. The Chief Executive Officer shall have such powers as may be assigned to such officer by the Board or its committees.

Effective June 21, 2018

Section 6.04. President. The President, who may also be the Chief Executive Officer of the Corporation, shall be subject to the direction of the Board. The President shall perform such duties as from time to time may be assigned to him by these Bylaws or the Board.

Section 6.05. Secretary. The Secretary shall record, or cause to be recorded, all votes and minutes of all proceedings of the Board, any committees of the Board, and of the shareholders in a book or books to be kept for that purpose. The Secretary shall have such other powers and duties as are generally incident to the office of Secretary and as may be assigned to him or her by the Board, any committee of the Board, the Chairman, and the Chief Executive Officer.

Section 6.06. Treasurer. The Treasurer shall perform all acts and duties as are generally incident to the office of the Treasurer.

Section 6.07. Chief Accounting Officer. The Chief Accounting Officer shall be responsible for the maintenance of adequate internal systems and records. The Chief Accounting Officer shall maintain the general books of the Corporation relating to all assets, liabilities, receipts, disbursements and other financial transactions, and shall see that all expenditures are made in accordance with procedures duly established from time to time. The Chief Accounting Officer shall prepare or cause to be prepared all reports pertinent to his office as may be required by the Board or regulatory authorities.

Section 6.08. Other Officers. Other officers appointed by the Board or by the Chief Executive Officer shall have such authority and shall perform such duties as may be assigned to them, from time to time, by the Board or the Chief Executive Officer.

Section 6.09. Compensation of Officers. The compensation of the Chief Executive Officer, President, and any other officer designated as an “executive officer” for purposes of Section 16 of the Exchange Act, or Regulation O promulgated by the Board of Governors of the Federal Reserve System shall be fixed, from time to time, by the Board of Directors. The salaries of the other officers shall be fixed, from time to time, by the Board of Directors, by a committee of the Board of Directors or by the Chief Executive Officer of the Corporation. No officer shall be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

Effective June 21, 2018

ARTICLE VII

DIVIDENDS

The Board shall have the power, subject to the provisions of law and the requirements of the Certificate of Incorporation, to declare and pay dividends out of surplus, as defined and computed in accordance with the GCL (or, if no surplus exists, out of net profits of the Corporation, for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except where there is an impairment of capital stock), to pay such dividends to the shareholders in cash, in property or in shares of the capital stock of the Corporation and to fix the date or dates for the payment of such dividends.

ARTICLE VIII

AMENDMENTS

These Bylaws, except as provided by applicable law or the Certificate of Incorporation, or as otherwise set forth in these Bylaws, may be amended or repealed by the vote of two-thirds of the members of the entire Board; provided, however, that any Bylaw made by the Board may be altered, amended, rescinded or repealed by the vote of the holders of two-thirds of the shares of capital stock entitled to vote thereon at any annual meeting or at any special meeting called for that purpose. Notwithstanding the foregoing, any provision of these Bylaws that contains a supermajority voting requirement shall only be altered, amended, rescinded or repealed by a vote of the Board or holders of capital stock entitled to vote thereon that is not less than the supermajority specified in such provision.

ARTICLE IX

FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the GCL, the Certificate of Incorporation, or these Bylaws, or as to which the GCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

Effective June 21, 2018